Exhibit 99.1

Cray Business Plaza 100 Commercial St., P.O. Box 130 Atchison, Kansas 66002-0130 913.367.1480 • 913.367.0192 (fax) www.mgpingredients.com	NEWS RELEASE

Contact: Steve Pickman, or Dave Rindom 913-367-1480

FOR IMMEDIATE RELEASE

UNION LOCAL ACCEPTS LABOR AGREEMENT REINSTATEMENT OFFER

AT MGP INGREDIENTS, INC. ATCHISON, KAN., PLANT

ATCHISON, Kan., October 10, 2008—MGP Ingredients, Inc. (Nasdaq/MGPI) announced that members of Local #74D of the United Food and Commercial Workers (UFCW) union voted today to accept the company’s offer to reinstate its recently expired labor agreement at the company’s Atchison plant.  The contract will run through Aug. 31, 2009.  The previous contract had been in effect since Sept. 1, 2005 and expired on Aug. 31 of this year.

Acceptance of the reinstated contract ends a work stoppage that began at the plant on Sept. 27.  The work stoppage was put into effect by the local after members rejected a new two-year labor agreement proposed by the company.  The local has 148 members.

“We are pleased with the outcome of today’s vote as it gives employees the opportunity to return to their jobs and keeps the door open for ongoing communications between the company and the union local,” said Dave Rindom, vice president of human resources.  He added that, “as we previously reported, a recommended attendance policy change led to the local’s earlier rejection of a new contract and subsequent decision to enact a work stoppage.  Under this latest offer, the attendance policy has not been changed, but remains identical to the policy covered in the recently expired three-year agreement.”

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